Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 18, 2020, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of YETI Holdings, Inc. on Form 10-K for the year ended December 28, 2019. We consent to the incorporation by reference of said reports in the Registration Statement of YETI Holdings, Inc. on Form S-8 (File No. 333-227975).

/s/ GRANT THORNTON LLP
Dallas, Texas
February 18, 2020